                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

     The undersigned hereby appoints ROBERT H. BEBER, PETER D. HOUCHIN and ROBERT B. LAMM as his/her true and lawful attorneys-in-fact for the purpose of signing a registration statement on Form S-4, and all amendments thereto, to be filed with the Securities and Exchange Commission with respect to the issuance of preferred stock of W. R. GRACE & CO., a New York corporation. Each of such attorneys-in-fact is appointed with full power to act without the other.


Dated:  June 26, 1996           /s/ Kathleen A. Browne

Dated:  June 28, 1996           /s/ Albert J. Costello

Dated:  June 26, 1996           /s/ Harold A. Eckmann

Dated:  June 28, 1996           /s/ Marye Anne Fox

Dated:  June 26, 1996           /s/ James W. Frick

Dated:  June 29, 1996           /s/ T.A. Holmes

Dated: July 26, 1996            /s/ Peter D. Houchin

Dated:  July 1, 1996            /s/ Virginia A. Kamsky

Dated:  June 29, 1996           /s/ John E. Phipps

Dated:  June 26, 1996           /s/ T.A. Vanderslice